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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-A/A
                                AMENDMENT NO. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Sunburst Hospitality Corporation
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            (Exact name of registrant as specified in its charter)

             Delaware                                    52-1985619
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

              10770 Columbia Pike, Silver Spring, Maryland  20901
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              (Address of principal executive offices)  (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

      Preferred Stock                    New York Stock Exchange, Inc.
      Purchase Rights
   (title of each class                 (name of each exchange on which
   to be so registered)                  each class is to be registered)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: N/A (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)
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Item 1. Description of Registrant's Securities to Be Registered

        The "Description of Registrant's Securities to be Registered" in Form 8-A, filed March 11, 1998, is hereby incorporated by reference.

        Pursuant to action by the Board of Directors of the Registrant and as permitted by section 27 of the Rights Agreement between the Registrant and ChaseMellon Shareholder Services, L.L.C., dated as of February 23, 1998, the Registrant has amended the Rights Agreement to clarify that the definition of "Bainum Stockholder" includes the Continuing Stockholders, as defined in a Recapitalization Agreement, dated as of September 20, 2000. The Rights Agreement has also been amended to appoint American Stock Transfer & Trust Company, the Registrant's transfer agent and registrar, as the rights agent and to change the required combined capital and surplus of the rights agent from $25 million to $10 million.

Item 2. Exhibits

4.1. Rights Agreement, dated as of February 23, 1998, between Sunburst Hospitality Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 1 in Form 8-A, filed March 11, 1998).

4.2.    Amendment No. 1 to the Rights Agreement, dated as of September 20, 2000.



                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      SUNBURST HOSPITALITY CORPORATION

Date:  November 6, 2000
                                          /s/ Donald J. Landry
                                      By: ____________________________
                                      Name: Donald J. Landry
                                      Title:Co-Chief Executive Officer,
                                            President and Vice Chairman


                                 EXHIBIT INDEX

Number  Description

4.1. Rights Agreement, dated as of February 23, 1998, between Sunburst Hospitality Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 1 to the original Form 8-A, filed March 11, 1998).

4.2.    Amendment No. 1 to the Rights Agreement, dated as of September 20, 2000.